EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)

     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Marcam Solutions, Inc. at July 31, 1999 and agree that this filing is filed on behalf of each of them.

                                   CLOVER CAPITAL MANAGEMENT, INC.

August 2, 1999                By:   /s/ Michael E. Jones
                                   --------------------------------
                                        Michael E. Jones
                                        Managing Director



August 2, 1999                          /s/ Michael E. Jones
                                   --------------------------------
                                            Michael E. Jones

August 2, 1999                      /s/ Geoffrey Rosenberger
                                   --------------------------------
                                        Geoffrey H. Rosenberger

August 2, 1999                          /s/ Charles W. Ruff
                                   --------------------------------
                                            Charles W. Ruff

August 2, 1999                          /s/ James G. Gould
                                   --------------------------------
                                            James G. Gould


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